ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C. ATTORNEYS AT LAW
DONALD J. ELLIS DAVID I. FUNK ROBERT B. GOLDBERG (GA & SC) ALBERT L. LABOVITZ (GA & AL) ROBERT N. DOKSON	ONE SECURITIES CENTRE SUITE 400 3490 PIEDMONT ROAD ATLANTA, GEORGIA 30305 (404) 233-2800 FACSIMILE: (404) 233-2188	E-MAIL: RBGOLDBERG@efgld.com OF COUNSEL: RUSSELL H. KASPER, P.C.

EXHIBIT 5

February 14, 2003

AirTran Holdings, Inc.
9955 AirTran Blvd.
Orlando, Florida 32827

          Re:     AirTran Holdings, Inc. Registration Statement on Form S-8

Gentlemen:

     At your request we have examined the Registration Statement on Form S-8 filed by AirTran Holdings, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") issuable by the Company upon the exercise of options and other stock-based awards that have been granted or may be granted under the Company's 2002 Long-Term Incentive Plan (the "Incentive Plan").

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

     Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued and sold by the Company under the Incentive Plan will be, upon exercise of the options and other awards in accordance with the terms of the Incentive Plan (including payment by the optionee of the option exercise price) and issuance of shares by the Company, legally issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,
/s/ Robert B. Goldberg
ROBERT B. GOLDBERG

RBG:ksk
Enclosures